                                                                    EXHIBIT 10.4

                         AMENDED EMPLOYMENT AGREEMENT
                         ----------------------------

     THIS AMENDED EMPLOYMENT AGREEMENT (the "Agreement"), made effective the ___ day of May 1998, by Physicians Quality Care, Inc., a Delaware corporation with its principal place of business at 950 Winter Street, Suite 2410, Waltham, Massachusetts 02154 (the "Company"), and Eugene M. Bullis (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.   Employment.  The Company agrees to employ the Employee and the
          ----------
Employee accepts employment with the Company upon the terms and subject to the conditions set out here.

     2.   Term.  The term of this Agreement shall commence on March 16, 1998
          ----
(the "Commencement Date"), and shall continue in effect for a period of twenty-four months, expiring on March 15, 2000 (the "Original Term"). The Original Term may be extended for additional twelve-month periods at the Company's election with written notice provided at least sixty days prior to the expiration of the Original Term or prior to the expiration of any extension to the Original Term; provided that, if a Change of Control of the Company (as defined in Section 15(b)) shall have occurred during the Original Term or any extension of the Original Term of this Agreement, this Agreement shall continue in effect for a period of not less than twelve (12) months beyond the month in which such Change of Control occurred, as provided in Section 15(a).

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

     3.   Position.
          --------

          (a) The Company and the Employee agree that, subject to the direction of the Chief Executive Officer and the Board of Directors of the Company (the "Board"), the Company shall, during the Term, employ the Employee as Senior Vice President and Chief Financial Officer. The Employee shall report directly to the Chief Executive Officer of the Company and the Board and shall be subject to the supervision of, and shall have such authority as is delegated to him by the Chief Executive Officer and the Board.

          (b) The Employee accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Chief Executive Officer of the Company or the Board shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energy to the business and interests of the Company during the Term. Further, the Employee agrees to abide by the written rules, regulations, instructions, personnel practices and policies of the Company and any changes herein which may be adopted from time to time by the Company.

     4.   Officer of the Company.  Throughout the Term, the Employee shall be
          ----------------------
eligible to serve as an officer of the Company.

     5.   Compensation. The Company shall pay to the Employee a base salary
          ------------
payable in equal monthly installments of $24,740.00 beginning September 1, 1998 and through December 31, 1998. Thereafter, the Company shall pay to the Employee a base salary payable in equal bi-weekly installments at the annual rate of $225,000.00 or such greater base salary as the Board may from time to time approve. The Employee's performance will be reviewed annually by the

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

Chief Executive Officer and the Board of Directors, and he will be considered for an increase in base salary as part of each annual review.

     6.   Bonuses.   On the first anniversary date of this Agreement, if the
          -------
Employee has remained in the continuous employment of the Company, he shall receive a bonus in the amount of One Hundred Thousand Dollars ($100,000.00) (the "Longevity Bonus"). From and after December 31, 1999, the Employee will be eligible to receive annual bonus payments of up to 100% of base salary based upon the achievement of certain performance targets for the fiscal year just completed. Performance targets shall be determined by the Board and set out in Exhibit A. From time to time, the Board may amend or revise the performance targets, but no more frequently than annually.

     7.   Benefits.  Upon meeting all applicable eligibility requirements, the
          --------
Employee shall be entitled to such benefits as are generally made available to other members of senior management of the Company including, without limitation, sick pay, participation in any medical, dental, retirement, long-term supplemental disability and/or dental insurance plans that may be adopted by the Company and participation in equity incentive plans, including stock option plans, of the Company.

     8.   Vacation.  The Employee shall be entitled to 20 days of paid vacation
          --------
time each year during the Term. If the Employee does not utilize all vacation in the year earned, the unused vacation time in any year shall not carry over to the next year.

     9.   Expenses.  The Company shall reimburse the Employee for all reasonable
          --------
travel and other expenses incurred or paid by the Employee in connection with, or related to, the performance of duties, responsibilities or services under this Agreement, upon presentation by

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the Employee of documentation, expense statements, vouchers and such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Chief Executive Officer.

     10.  Stock Option.  The Company shall issue to the Employee options for
          ------------
750,000 shares of Class A Common Stock of the Company at an exercise price of Three Dollars ($3.00) which shall vest in equal installments of 187,500 shares. April 1, 1999; April 1, 2000; April 1, 2001; and April 1, 2002. In addition, the Employee shall receive an additional grant of options for 150,000 shares of Class A Common Stock of the Company at an exercise price of $3.00 per share on April 1, 1999 on the condition that the Employee successfully meets his performance targets as determined by the Board in its sole discretion or, in the event the Board fails to establish performance targets, successfully meets the Board's expectations with respect to the Employee's performance as determined by the Board in its sole discretion. In the event the Employee receives such an additional grant of options, such additional options shall vest in equal installments of Thirty-Seven Thousand Five Hundred (37,500) shares on April 1, 1999; April 1, 2000; April 1, 2001; and April 1, 2002. The Employee agrees that upon the execution of this Agreement, he will become a party to the Stockholders Agreement, dated as of August 30, 1996, and that any shares held by the Employee shall be "management shares" for purposes of such agreement. Notwithstanding anything to the contrary, the Employees rights and obligations with respect to all and any stock options which he may be granted shall be governed and determined by the terms of the applicable stock option plan which shall supercede the terms of this Agreement.

     11.  Discharge Without Cause.
          ------------------------

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

     (a) At any time prior to expiration of the Term, the Chief Executive Officer may terminate the Employee's employment without Cause subject to payment by the Company of the severance amounts set forth in Subsections (b) and (c) of this Section 11.

     (b) In the event the Employee is discharged by the Company without cause, the Company shall continue to pay base salary to the Employee (based on the Employee's base salary prevailing at the time of the termination) for one year. The Employee will not be entitled to any other compensation or benefits other than benefits required by law, if any.

     (c) The parties expressly acknowledge and agree that the compensation payable to the Employee upon a termination as specified in this Section 11 will be full, reasonable and adequate compensation for any such termination and that the payment of such compensation, together with any benefits required by law, shall fully satisfy and discharge any and all obligations of the Company to the Employee in connection with such termination.

     12.  Termination By The Employee Without Cause.  The Employee may terminate
          -----------------------------------------
employment without cause provided that the Employee first gives to the Company a written notice of intent to terminate at least 60 days prior to the effective day of any such termination. All rights of the Employee under this Agreement shall terminate upon the effective date of the termination of employment; provided, however, the Company shall pay to the Employee any base salary earned through the effective date of the termination.

     13.  Discharge of the Employee For Cause.
          -----------------------------------

     (a) Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate the Employee's employment for Cause (as defined in Subsection (b)

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

of this Section 13) by giving to the Employee written notice of such termination and his employment shall terminate on the date so specified in the written notice.

     (b) For purposes of this Section 13, "Cause" shall mean (i) the Employee's material failure to perform his duties with the Company or (ii) misconduct by the Employee materially injurious to the Company.

     14.  Termination In the Event of Disability or Death.
          -----------------------------------------------

     (a)  Disability.  In the event that the Employee shall fail, because of
          ----------
illness or injury, to render the services contemplated by this Agreement for three consecutive calendar months or for shorter periods aggregating 90 or more business days in any twelve (12) month period, the Company shall have the right to terminate the Employee's employment by giving the Employee written notice of termination. In the event the Employee is terminated within the meaning of this
Section 14(a), the Employee shall receive salary at the rate provided in Section 5 and any other compensation and benefits provided in Sections 6, 7 and 8, to the effective date of such termination, provided, however, that base salary shall be reduced by the amount of any short-term disability insurance payments to the Employee. Termination pursuant to this Section 14(a) shall not affect any rights which the Employee may have at the time of termination pursuant to any other insurance or other death benefit, bonus, retirement, severance pay or stock award plan or arrangement of the Company, or any equity incentive plan, which rights shall continue to be governed by the terms and provisions of any such plans and agreements.

     (b)  Death.  This Agreement will terminate upon the death of the Employee
          -----
except for the payment of the Employee's base salary at the rate provided in
Section 5 and any other compensation and benefits provided in Sections 6, 7 and 8 to the date of death.

     15.  Termination in the Event of a Change of Control.
          -----------------------------------------------

     (a) In the event a Change in Control (as defined in Subsection (b) below) shall occur during the Term and the Employee's employment with the Company is subsequently terminated or terminates for any reason within twelve (12) months after such Change in Control other than by reason of (i) disability or death, or
(ii) termination by the Company for Cause, the Employee shall be entitled to receive the payments as set forth in Subsections (b) and (c) of Section 11 and the Longevity Bonus of $100,000 described in Section 6 if it has not already been paid, and the accelerated vesting of all stock options the Employee then holds as set forth in Subsection (c) of this Section 15.

     (b)  A "Change in Control" shall occur or be deemed to occur if any of the
             -----------------
following events occur:

          (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided,
                                                                     --------
however, that for purposes of this subsection (i), the following acquisitions
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shall not constitute a Change of Control: (A) any acquisition directly from the
Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and
(C) of paragraph (iii) below;

          (ii) Individuals who, as of the Commencement Date, constitute the Board (as of such date, the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) the stockholders of the Company approve a reorganization, merger or consolidation of the Company with any other corporation or the sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding company Voting Securities immediately prior to such Business Combination, (B) no Person excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (c)  In the event the Employee's employment is terminated under this
Section 15, all stock options for the purchase of the Company's Common Stock granted to the Employee by the Company under any of the Company's stock option plans or under this Agreement or any stock restriction agreement then in effect shall vest on the termination date. The Employee shall then have the full and immediate right to exercise all additional stock options.

     16.  Indemnification.  The Employee shall be fully indemnified by the
          ---------------
Company as a senior official of the Company to the extent permitted by Delaware law.

     17.  Non-Compete.
          -----------

     (a) So long as the Employee is employed by the Company and for a period of one year after the termination or expiration of employment, the Employee will not directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage directly or indirectly in any business or entity which operates, develops or manages physician practice management entities to the extent such engagement assists such business or entity in competing with the business conducted by the Company in any city or geographic area in which the Company or its affiliates conduct material operations at the time of termination of employment under this Agreement; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

     (b) If any restriction set forth in this Section 17 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographical area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     (c) The restrictions contained in this Section 17 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 17 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     18.  Proprietary Information and Developments.
          ----------------------------------------

     (a)  Proprietary Information.
          -----------------------

          (i) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists and contracts at or knowledge of customers of the Company. The Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

          (ii) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into the Employee's custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of duties for the Company.

          (iii) The Employee agrees that the obligation not to disclose or use information, know-how and records of the types set forth in Subsection (a) of this Section 18, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

          (iv) Notwithstanding anything to the contrary in Section 18(a), the Company recognizes that the Employee has joined the Company with certain know-how, skill, experience, expertise, information, and analytical capabilities which will be used to benefit the Company. The Employee's know-how, skill, experience, expertise, information, and analytical capabilities are expressly excluded from the restrictions on disclosure set out in Section 18(a).

     (b)  Developments.
          ------------

          (i) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under the Employee's direction or jointly with others during employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

          (ii) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

          Subsection (b) of this Section 18 shall not apply to any intellectual work which is not related to the present or planned business or research and development of the Company and which is made and conceived by the Employee outside work and not on the Company's premises and not using the Company's tools, devices, equipment, intellectual property, or Developments. It is expressly understood and agreed that the Employee shall have the obligation to demonstrate that any such intellectual work is not related to the present or planned business or research and development of the Company and has been made and conceived by the Employee outside work and not on the Company's premises and not using the Company's tools, devices, equipment, intellectual property, or Developments.

          (iii) The Employee agrees to cooperate fully with the Company, both during and after employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may reasonably deem necessary or desirable in order to protect its rights and interests in any Development.

     (c)  Other Agreements.  The Employee represents that performance of all the
          ----------------
terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to employment with the Company.

     19.  Assignment.  Neither this Agreement nor any rights or benefits
          ----------
hereunder shall be subject to execution, attachment or similar process; nor may this Agreement or any rights or benefits hereunder be assigned, delegated, transferred, pledged or hypothecated, without the written consent of both parties hereto, and any such assignment, delegation, transfer, pledge, hypothecation, execution, attachment or similar process shall be null and void.

     20.  Successors; Binding Agreement.
          -----------------------------

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly in writing and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of succession shall be a breach of this Agreement. As used in this Agreement, "the Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Any amounts payable by the Company to the Employee after the date of death, unless otherwise provided here, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee, or if there is no such designee, to the Employee's estate.

     21.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     22.  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below.

     If to the Company, at 950 Winter Street, Suite 2410, Waltham, MA 02154,
Attention: Jerilyn P. Asher, Chair and Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Employee, with a copy to Neil Jacobs, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109.

     If to the Employee, at the most recent address furnished to the Company.

     Any party hereto may give any notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties in the manner set out here.

     23.  Waiver and Modification.  Any waiver, alteration or modification of
          -----------------------
any of the terms of this Agreement shall be valid only if made in writing and signed by the parties. Each party from time to time may waive any rights without affecting a waiver with respect to any subsequent occurrences or transactions.

     24.  Entire Agreement.  This Agreement constitutes and embodies the entire
          ----------------
understanding and agreement of the parties and, except as otherwise provided here, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the employment of the Employee by the Company.

     25.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the Commonwealth of Massachusetts, except where Federal law governs and except as the corporate laws of the State of Delaware govern indemnification.

     26.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.



     THIS AGREEMENT has been executed in duplicate by the Employee and Physicians Quality Care, Inc. by its Chair and Chief Executive Officer.



___________________________________      __________________________________
Eugene M. Bullis                         Jerilyn P. Asher
                                         Chair and Chief Executive Officer
                                         Physicians Quality Care, Inc.

                                   EXHIBIT A
                                   ---------

     The Senior Vice President and Chief Financial Officer shall be an officer of the Company and shall report to the Chief Executive Officer and the Board of Directors. The Senior Vice President and Chief Financial Officer shall have responsibility for leadership and direction of all aspects of the Company's strategic and operating programs for financial affairs.

                                   EXHIBIT B
                                   ---------

     For the year ending December 31, 1999, bonus payments and performance targets for award of stock shall be based on achievement of the following objectives: